UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BURU WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

The information set forth in Item 3.02 below is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

On June 16, 2023, Nuburu, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (as amended, the “Purchase Agreement”) with certain investors (each, an “Investor”), including existing investors, for the sale of (i) convertible promissory notes (“Convertible Notes”) in the aggregate principal amount of $1.3 million, and (ii) warrants (“Warrants”) to purchase up to 1,889,535 shares of the Company’s common stock (“Common Stock”), par value $0.0001 per share (the sale of the Convertible Notes and the Warrants together, the “Private Placement”). Pursuant to the Purchase Agreement, Convertible Notes in the aggregate principal amount of $200,000 and Warrants exercisable for up to 290,698 shares of Common Stock were issued to David Seldin, managing member of Anzu Partners LLC and a former member of Nuburu Subsidiary Inc.’s board of directors, and Convertible Notes in the aggregate principal amount of $100,000 and Warrants exercisable for up to 145,439 shares of Common Stock were issued to CST Global LLC, an affiliate of David Michael, a former member of Nuburu Subsidiary Inc.’s board of directors. The Company intends to use the net proceeds (after deducting offering expenses) for general corporate purposes.

The Convertible Notes are senior, unsecured obligations of the Company and bear interest at the rate of seven percent per year and are payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Convertible Notes. The Convertible Notes may be converted at any time following June 23, 2023 prior to the payment in full of the principal amount of the Convertible Notes at the Investor’s option. In the event of the Sale of the Company (as defined in the Convertible Notes), the outstanding principal amount of each Convertible Note, plus all accrued and unpaid interest not otherwise converted into equity securities pursuant to the terms of the Convertible Notes, shall (i) if the Investor so elects, be converted into equity securities pursuant to the terms of the Convertible Notes (the “Conversion Shares”) at a price equal to $0.688 (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event) (the “Conversion Price”), or (ii) be due and payable immediately prior to the closing of such Sale of the Company, together with a premium equal to 150% of the principal amount to be prepaid. Subsequent to the effectiveness of a registration statement registering the Registrable Securities (as defined below), the Company may elect to pay interest in kind through the issuance of shares of Common Stock at the Conversion Price, in lieu of payments in cash (the “Interest Shares”).

The Warrants issued by the Company to the Investors pursuant to the Purchase Agreement entitle the relevant Investor to purchase that number of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) determined by dividing the principal amount of each Convertible Note by the Conversion Price. The Warrants have an exercise price equal to $1.03, which represents a 50% premium over the Conversion Price, and expire on June 23, 2028.

On June 16, 2023, the Company and the Investors also entered into a Registration Rights and Lock-Up Agreement (as amended, the “Registration Rights Agreement”), pursuant to which the Company agreed, following February 6, 2024 (the “Filing Deadline”), to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission for the resale of the Conversion Shares, the Warrant Shares and the Interest Shares (the “Registrable Securities”). Following the Filing Deadline, the Investors also are entitled to demand registration rights. Pursuant to the Registration Rights Agreement, the Investors agree that except for limited exceptions as provided therein, no Notes, Warrants, Conversion Shares, Warrant Shares or Interest Shares may be transferred until the earliest of the date that is one year from the anniversary of the date of the Registration Rights Agreement or the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction wherein all the Company’s stockholders have the right to exchange their shares of Common Stock for cash, securities, or other property.

The Purchase Agreement contains customary representations, warranties and covenants in connection with the transaction. The representations, warranties and covenants in the Purchase Agreement are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of the date thereof, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Purchase Agreement, the Convertible Notes, the Warrants and the Registration Rights Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder.

The offer and sale of the Convertible Notes and the Warrants (the “Securities”) were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Act. The offer and sale of the Securities was made only to persons whom the Company believed were accredited investors and the Securities are subject to transfer restrictions. Further, the Company did not engage in any general solicitation or advertising and the securities were offered to a limited number of persons, most of whom the Company had pre-existing relationships with.

Item 7.01 Regulation FD Disclosure

On June 29, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated June 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuburu, Inc.

Date:	June 29, 2023	By:	/s/ Brian Knaley
		Name: Title:	Brian Knaley Chief Financial Officer